CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 55 to the Registration Statement on Form N-1A of Sound Shore Fund, Inc. as filed with the Securities and Exchange Commission on or about April 23, 2019.

/s/ Schiff Hardin LLP

Schiff Hardin LLP

New York, New York

April 23, 2019